As filed with the Securities and Exchange Commission on August 1, 1997.
                                           Registration No. 333-_________





                   SECURITIES AND EXCHANGE  COMMISSION
                        Washington, D.C. 20549
                          ___________________

                               FORM S-8
                       REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933
                         ___________________

                 New Century Financial Corporation
        (Exact name of registrant as specified in its charter)
                         ___________________

Delaware                                       33-0683629
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)            Identification No.)

              18400 Von Karman Avenue, Suite 1000
                    Irvine, California 92612
                      (714) 440-7030
            (Address of principal executive offices)

          New Century Financial Corporation 1995 Stock Option Plan
                         (Full title of the plan)

                            Brad A. Morrice
                   New Century Financial Corporation
                  18400 Von Karman Avenue, Suite 1000
                        Irvine, California 92612

            (Name and address of agent for service)
             Telephone number, including area code, of agent
                            for service:
                          (714) 440-7030
                       ___________________

                 CALCULATION  OF REGISTRATION  FEE




                                   Proposed     Proposed
                                   maximum      maximum
Title of            Amount         offering     aggregate      Amount of
securities          to be          price        offering      registration
to be registered    registered     perunit      price          fee

Common Stock, par  2,000,000<1>  $18.375<2>   $36,750,000<2> $11,137<2>
value $0.01        shares
per share

<1>     This Registration Statement covers, in addition to the
        number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<2>     Pursuant to Rule 457(h), the maximum offering price,
        per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on July 28, 1997, as reported on the Nasdaq National Market System.



        The Exhibit Index for this Registration Statement is at page S-3.


                                       PART I

                              INFORMATION REQUIRED IN THE
                                SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                         PART II

                           INFORMATION REQUIRED IN THE
                              REGISTRATION STATEMENT


ITEM 3.         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                The following documents of New Century Financial
Corporation (the "Company") filed with the Commission are incorporated herein by reference:

        (a) The Company Registration Statement on Form S-1, filed with the Commission on June 2, 1997, which contains audited financial statements for the Company's year ended December 31, 1996 and quarter ended March 31, 1997;

        (b) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on June 2, 1997;

                All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.         DESCRIPTION OF SECURITIES

                The Common Stock is registered pursuant to Section 12 of the Exchange Act. Therefore, the description of the securities is omitted.

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL

                Certain matters relating to this offering are being passed upon for the Company by O'Melveny & Myers LLP, Newport Beach, California. A partner of such firm owns 211,032 shares of Common Stock of the Company.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

                The Company's Certificate of Incorporation provides that to the fullest extent permitted by applicable law a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under the Delaware General Corporation Law, liability of a director may not be limited
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provisions of the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except as provided in the situations described in clauses (i) through (iv) above.
This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

                The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.
In addition, the Company has entered into agreements with each of the directors and officers of the Company pursuant to which the Company has agreed to indemnify, subject to certain limitations, such director or officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or officer in or arising out of his capacity as a director, officer, employee and/or agent of the Company or any other corporation of which such person is a director or officer at the request of the Company to the maximum extent provided by applicable law. In addition, such director or officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED

                Not applicable.


ITEM 8.         EXHIBITS

                See the attached Exhibit Index on page S-3.


ITEM 9.         UNDERTAKINGS

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i)    To include any prospectus required by
        Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;
        and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

                Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 29, 1997.




                                 By:     /s/ Brad A. Morrice
                                        --------------------
                                         Brad A. Morrice,
                                         Vice Chairman of the Board
                                         and President



                            POWER OF ATTORNEY

                Each person whose signature appears below constitutes and appoints Robert K. Cole and Brad A. Morrice his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                Title                            Date

/s/ Robert K. Cole       Chairman of the Board, Chief    July 29, 1997
Robert K. Cole           Executive Officer and Director
                        (Principal Executive Officer)


/s/ Brad A. Morrice      Vice Chairman of the Board,     July 29, 1997
Brad A. Morrice          President, General Counsel,
                         Secretary and Director


/s/ Edward F. Gotschall  Vice Chairman of the Board,     July 29, 1997
Edward F. Gotschall      Chief Operating Officer -
                         Finance/Administration and
                         Director (Principal Financial
                         and Accounting Officer)


/s/ Steven G. Holder     Vice Chairman of the Board,     July 29, 1997
Steven G. Holder         Chief Operating Officer -
                         Loan Production/Operations
                         and Director


/s/ John C. Bentley      Director                         July 29, 1997
John C. Bentley

/s/ Sherman I. Chu       Director                         July 29, 1997
Sherman I. Chu

Harlan W. Smith          Director

/s/ Martin F. Ryan       Director                         July 29, 1997
Martin F. Ryan

/s/ Michael M. Sachs     Director                         July 29, 1997
Michael M. Sachs

/s/ Fredric Forster      Director                         July 29, 1997
Fredric Forster



                                   EXHIBIT INDEX


Exhibit
Number                   Description


4.1     New Century Financial Corporation 1995 Stock
        Option Plan.

4.2     Form of New Century Financial Corporation 1995
        Stock Option Plan Restricted Stock Award
        Agreement.

4.3     Form of New Century Financial Corporation 1995
        Stock Option Plan Incentive Stock Option
        Agreement.

4.4     Form of New Century Financial Corporation 1995
        Stock Option Plan Nonqualified Stock Option
        Agreement.

4.5     Form of Non-Employee Director Nonqualified
                Stock Option Agreement.

5.      Opinion of Counsel (opinion re legality).


23.1 Consent of KPMG Peat Marwick LLP (consent of independent auditors).

23.2    Consent of Counsel (included in Exhibit 5).


24. Power of Attorney (included in this Registration Statement under "Signatures").